Exhibit 99.1

Reven Housing REIT Acquires Portfolios in Memphis, Tennessee

La Jolla, California, July 28, 2014 – Reven Housing REIT, Inc. ("Reven" or the "Company") (OTCBB: RVEN) today announced that it has acquired two portfolios totaling 61 single-family homes in Memphis, Tennessee, with one home just across the border in Mississippi. The aggregate purchase price for the two portfolios was $4,762,800, exclusive of closing costs. The Company funded 100% of the purchase with cash. The acquired properties average 1,784 square feet and are mostly three-bedroom, two bath homes. Of the acquired properties, 43 are currently subject to one-year leases, four are subject to multi-year leases and the remaining 14 properties are subject to month-to-month leases.

Chad M. Carpenter, Chairman and Chief Executive Officer of Reven, commented, “We are very pleased with our acquisition of the portfolios in Memphis as we continue to execute our business plan. Reven currently owns 284 homes in four metropolitan markets that we have evaluated and identified as market opportunities – first in Atlanta, Georgia, and Houston, Texas, and just a couple of weeks ago, in Jacksonville, Florida, and now in Memphis, Tennessee.”

Additional information regarding the acquisition of the Memphis portfolios can be found in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 28, 2014.

About Reven Housing REIT, Inc.

Reven Housing REIT is engaged in the acquisition, ownership and operation of portfolios of leased single-family homes in the United States. Reven operates its portfolio properties as single-family rentals, or SFRs, and it generates most of its revenue from rental income of the existing tenants of the SFRs that Reven has acquired. Reven’s business plan involves acquiring portfolios of rented houses from investors who have bought them low, fixed and rented them; and generating current income from profits from rentals and appreciation of houses. Reven intends to take all necessary steps to qualify as a real estate investment trust (“REIT”) under the Internal Revenue Code, as amended. However, no assurance can be given that it will qualify or remain qualified as a REIT.

Forward Looking Statement

This press release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events and similar expressions. Forward-looking statements may be identified by use of words such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” or “potential” or similar words or phrases which are predictions of or indicate future events or trends. Statements such as those concerning potential acquisition activity, investment objectives, strategies, opportunities, other plans and objectives for future operations or economic performance are based on the Company’s current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Any of these statements could prove to be inaccurate and actual events or investments and results of operations could differ materially from those expressed or implied, including the ability of the Company to qualify and operate as a REIT. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements, including its ability to invest in a diversified portfolio of quality real estate investments and to qualify and operate as a REIT, may be significantly and negatively impacted. You are cautioned not to place undue reliance on any forward-looking statements and the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, future events or other changes. Please refer to Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on for the year ended December 31, 2013 filed with the SEC on March 25, 2014, and subsequently filed SEC reports, for further information.

For More Information, Contact:

Cole Carpenter

Reven Housing REIT, Inc.

7911 Hershel Ave., #201

La Jolla, California 92037

(858) 459-4000